FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS FOURTH QUARTER AND FISCAL YEAR-END RESULTS
-- Fourth Quarter Net Income of $76 Million, or $0.54 per Diluted Share --
-- Fourth Quarter Adjusted Income of $124 Million, or $0.88 per Diluted Share --
-- Assets Under Management of $643 Billion --
-- Board Increases Quarterly Dividend to $0.11 per Share --

Baltimore, Maryland - May 1, 2012 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the fourth fiscal quarter and fiscal year ended March 31, 2012. The Company reported net income1 of $76.1 million, or $0.54 per diluted share, as compared with $28.1 million, or $0.20 per diluted share, in the previous quarter and $69.0 million, or $0.45 per diluted share, in the fourth quarter of fiscal 2011. Included in this quarter's results were $1.9 million or $0.01 per diluted share, in transition-related costs, as compared to $42.3 million, or $0.21 per diluted share, of such costs in the previous quarter, and $15.7 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2011. Adjusted income2 for the fourth quarter was $123.6 million or $0.88 per diluted share, as compared to $76.8 million, or $0.55 per diluted share in the third quarter of fiscal 2012 and $117.7 million, or $0.77 per diluted share, in the fourth quarter of fiscal 2011. For the fourth quarter, operating revenues were $648.6 million, up 3% from $627.0 million in the third quarter of fiscal 2012 and down 9% from $713.4 million in the prior year quarter. Operating expenses of $576.4 million were up 2% from $567.7 million in the third quarter of fiscal 2012 and were down 6% from $614.3 million in the prior year quarter.
Net income for fiscal year 2012 was $220.8 million or $1.54 per diluted share, as compared to net income of $253.9 million, or $1.63 per diluted share for fiscal year 2011. Adjusted income for the year was $397.0 million, or $2.77 per diluted share, compared to adjusted income of $439.2 million, or $2.83 per diluted share for fiscal year 2011. Total operating revenues for fiscal year 2012 were $2.7 billion, down 4% from $2.8 billion for fiscal year 2011. For the fiscal year 2012, operating expenses were $2.3 billion, down 3% from $2.4 billion in fiscal year 2011.

Assets Under Management (“AUM”) were $643.3 billion, up 3% from $627.0 billion as of December 31, 2011 and down 5% from $677.6 billion at fiscal year-end 2011.

(Amounts in millions, except per share amounts)
	Quarters Ended			Fiscal Year Ended
	Mar	Dec	Mar	Mar	Mar
	2012	2011	2011	2012	2011

Total Operating Revenues	$648.6	$627.0	$713.4	$2,662.6	$2,784.3
Total Operating Expenses	576.4	567.7	614.3	2,323.8	2,397.5
Operating Income	72.2	59.3	99.1	338.8	386.8
Net Income[1]	76.1	28.1	69.0	220.8	253.9
Adjusted Income[2]	123.6	76.8	117.7	397.0	439.2
Net Income Per Share - Diluted[1]	0.54	0.20	0.45	1.54	1.63
Adjusted Income Per Share - Diluted[2]	0.88	0.55	0.77	2.77	2.83
(1) Net income represents Net income attributable to Legg Mason, Inc.
(2) Please see Supplemental Data below for non-GAAP Performance Measures.

Comments on the Fourth Quarter of Fiscal Year 2012 Results

Mark Fetting, Chairman and CEO said, “With the close of fiscal year 2012, Legg Mason completed its streamlining plan, generating over $140 million in annual cost savings, and returned over $440 million to shareholders through share repurchases and dividends.  Our affiliates continued to generate strong investment performance, particularly in the critical 3-year time period and provided their clients with high quality customer service.  The efforts of both our global distribution team and our affiliates have resulted in significantly reduced long-term outflows and our client facing teams are building momentum in new product categories.  Legg Mason enters fiscal year 2013 with a strong and flexible balance sheet.  This financial strength not only allows us to confidently invest in growing the business by seeding new products and filling gaps in our product set through lift-outs, bolt-ons and targeted acquisitions but affords us the opportunity to deploy capital through share repurchases and dividends.  We believe these efforts will position Legg Mason to reward shareholders over the long run.”

Assets Under Management Increased to $643.3 Billion
AUM increased to $643.3 billion compared with $627.0 billion at December 31, 2011, driven by $24.4 billion in market appreciation, partially offset by net client outflows of $4.9 billion and dispositions of $3.2 billion. AUM was down 5% from $677.6 billion as of March 31, 2011.

•	Fixed income and equity outflows were $2.8 billion and $4.9 billion, respectively, while liquidity inflows were $2.8 billion for the quarter ended March 31st.

•	At March 31, 2012, fixed income represented 55% of AUM, while equity represented 26% and liquidity represented 19% of AUM.

•	By client domicile, 63% of AUM was United States and 37% of AUM was non-U.S.

•	Average AUM during the quarter was $634.9 billion compared to $622.0 billion in the third quarter of fiscal year 2012 and $673.5 billion in the fourth quarter of fiscal year 2011.

Comparison to the Third Quarter of Fiscal Year 2012
Net income was $76.1 million, or $0.54 per diluted share, as compared with $28.1 million, or $0.20 per diluted share, in the third quarter of fiscal year 2012. This quarter's results include tax benefits associated with the restructuring of a foreign subsidiary, partially offset by adjustments to the net value of certain deferred tax assets, totaling $4.7 million, or $0.03 per diluted share. The prior quarter's results included $42.3 million, or $0.21 per diluted share, in transition-related costs.

•
Operating revenues of $648.6 million were up 3% from $627.0 million in the prior quarter, primarily due to a 2% increase in average AUM, including a more favorable average asset mix and an $8.7 million increase in performance fees.

•
Operating expenses of $576.4 million were up 2% from $567.7 million in the prior quarter due to a $28.7 million gain in the market value of deferred compensation and seed investments which are recorded as an increase in compensation and benefits with an offset in other non-operating income, compared to a gain of $1.7 million in the prior quarter. Transition-related costs were $1.9 million, compared to $42.3 million in the prior quarter. The current quarter's expenses also included $9.4 million in costs related to the launch of a closed-end fund this quarter. In addition, operating expenses increased due in part to higher compensation and benefits costs as a result of increased revenues.

•
Other non-operating income was $37.8 million, as compared to $11.6 million of expenses in the third quarter of fiscal 2012. The current quarter included gains on corporate investments, not offset in compensation, of $10.4 million compared with losses of $1.8 million in the prior quarter. The current quarter also included gains on funded deferred compensation and seed investments, as described above. In addition, the current quarter included $1.4 million in gains associated with consolidated investment vehicles compared to $7.8 million in gains in the prior quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests. The quarter also included gains of $7.5 million on the sale of a small Wealth Manager and $8.6 million related to an assigned bankruptcy claim.

•	Operating margin was 11.1%, as compared to 9.5% in the prior quarter. Operating margin, as adjusted,[2] was 21.2%, as compared with 21.7% in the prior quarter.

•	Adjusted income was $123.6 million, or $0.88 per diluted share, as compared to adjusted income of $76.8 million, or $0.55 per diluted share, in the prior quarter.

Comparison to the Fourth Quarter of Fiscal Year 2011
Net income was $76.1 million, or $0.54 per diluted share, as compared with $69.0 million, or $0.45 per diluted share, in the fourth quarter of fiscal year 2011. This quarter's results included transition-related costs of $1.9 million, compared to $15.7 million of such costs in the prior year quarter.

•
Operating revenues of $648.6 million decreased 9% from revenues of $713.4 million in the prior year quarter reflecting a 6% decrease in average AUM, including a less favorable average asset mix, as well as a $5.0 million reduction in performance fees from the prior year quarter.

•
Operating expenses of $576.4 million were down 6% from operating expenses of $614.3 million in the prior year quarter due to lower compensation under revenue share arrangements from reduced revenues, lower distribution and servicing expenses, and $35.0 million in quarterly savings related to the company's streamlining program as compared to $8.0 million in quarterly savings in the prior year quarter. These savings were partially offset by costs related to the launch of a closed-end fund this quarter of $9.4 million, as well as the $15.9 million affiliate reimbursement step-down that was discussed in prior quarters. The current quarter's expenses also included a $28.7 million gain in the market value of deferred compensation and seed investments which are recorded as an increase in compensation and benefits with an offset in other non-operating income, compared to a gain of $10.2 million in the prior year quarter.

•
Other non-operating income was $37.8 million, as compared to $3.5 million of income in the prior year quarter. Gains on corporate investments not offset in compensation were $10.4 million compared with $9.7 million of gains in the prior year quarter. The current quarter also included gains on funded deferred compensation and seed investments, as described above. In addition, the current quarter also included $1.4 million in gains associated with consolidated investment vehicles, as compared to $3.0 million in gains in the prior year quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests. The quarter also included gains of $7.5 million on the sale of a small Wealth Manager and $8.6 million related to an assigned bankruptcy claim.

•	Operating margin was 11.1%, as compared to 13.9% in the prior year quarter. Operating margin, as adjusted, was 21.2%, as compared with 23.4% in the same period a year ago.

•	Adjusted income was $123.6 million, or $0.88 per diluted share, compared to adjusted income of $117.7 million, or $0.77 per diluted share, for the prior year quarter.

Comparison to Full Year Fiscal 2011
Net income was $220.8 million, or $1.54 per diluted share, as compared with $253.9 million, or $1.63 per diluted share, for fiscal year 2011.

•	Operating revenues of $2.7 billion decreased 4% from revenues of $2.8 billion for fiscal year 2011 reflecting a 4% decrease in average AUM, as well as a $47.2 million reduction in performance fees.

•
Operating expenses of $2.3 billion were down 3% from operating expenses of $2.4 billion in fiscal 2011 due to lower compensation under revenue share arrangements from reduced revenues, lower distribution and servicing expenses, and $97.0 million in savings related to the company's streamlining program as compared to $12.0 million in annual savings in the prior year. These savings were partially offset by the $71.8 million affiliate reimbursement step-down previously discussed. Total transition-related costs for fiscal 2012 were $73.1 million compared to $54.4 million of such costs in fiscal 2011.

•
Other non-operating expense was $35.7 million as compared to $21.6 million of expense in the prior fiscal year. Losses on corporate investments not offset in compensation were $3.0 million compared with $28.7 million of gains in the prior fiscal year. The current fiscal year also included $13.6 million in gains associated with consolidated investment vehicles, as compared to $3.7 million in losses in the prior fiscal year. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 12.7%, as compared to 13.9% for fiscal year 2011. Operating margin, as adjusted, was 21.3%, as compared with 23.2% for the prior year.

•	Adjusted income was $397.0 million, or $2.77 per diluted share, compared to adjusted income of $439.2 million, or $2.83 per diluted share, for fiscal 2011.

Quarterly Business Developments

Product

•	Legg Mason raised approximately $459 million for the Legg Mason BW Global Income Opportunities Fund Inc. assuming full exercise of the underwriters' overallotment option.

•	Institutional Investor recognized Western Asset as U.S. Fixed Income Municipal Manager of the Year for 2011 and Brandywine Global as Global Fixed Income Manager of the Year for 2011.

•
Eight funds across Western, ClearBridge, Royce and Brandywine Global were named as “Category Kings” for trailing one-year performance against their Lipper category during the quarter ended March 31, 2012.

•
Permal won three awards at the Hedge Fund Review's European Fund of Hedge Fund Awards: Best Performing Specialist FoHF over 10 years, Best Performing Emerging Markets FoHF, and Long Term Achievement in Hedge Funds.

•	In the quarter, Legg Mason launched a Global Thought Leadership web site that leverages all of the content from investment affiliates to educate investors.

Performance

At March 31, 2012:

•
Of Legg Mason's long-term U.S. mutual fund assets, 67% were beating their Lipper category averages for the 1-year period; 66% for the 3-year period; 78% for the 5-year period and 74% for the 10-year period.

•	Of Legg Mason's long-term U.S. mutual funds assets, 52% were rated 4 or 5 stars by Morningstar, including 74% of all funds managed by Royce and 54% of all funds managed by Western.

•
One out of 8 funds in the Western Asset institutional fund family outperformed their benchmarks for the 1-year period; all 8 outperformed their benchmarks for the 3-year period; 4 out of 8 outperformed for the 5-year period and 4 out of 6 outperformed for the 10-year period.

•
Seven out of 30 funds managed by Royce outperformed their benchmarks for the 1-year period; 11 out of 23 for the 3-year period; 16 out of 19 for the 5-year period; and all 11 outperformed for the 10-year period.

•
Five out of 12 funds managed by ClearBridge Advisors outperformed in the 1-year period; 3 out of 11 for the 3-year period; 7 out of 11 for the 5-year period; and 4 out of 11 outperformed for the 10-year period.

•	None of the funds managed by Legg Mason Capital Management outperformed their benchmarks for the 1-year, 5-year and 10-year periods; and 3 out of 5 funds outperformed for the 3-year period.

Balance Sheet

At March 31, 2012, Legg Mason's cash position was $1.4 billion. Total debt was $1.4 billion and stockholders' equity was $5.7 billion. The ratio of total debt to total capital (total equity plus total debt excluding consolidated investment vehicles) was 20%.

The Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.11 per share. The dividend is payable July 9, 2012 to shareholders of record at the close of business on June 12, 2012.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Fetting, will be held at 8:30 am EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-877-269-7756 (or for international calls 1-201-689-7817) at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website (http://ir.leggmason.com/CorporateProfile.aspx?iid=102761) shortly after the release of the financial results.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-877-660-6853 (or for international calls 1-201-612-7415), enter account number 369 followed by PIN number 391485 when prompted. Please note that the replay will be available beginning at 12:00 p.m. EDT on Tuesday, May 1, 2012 and ending at 11:59 PM on May 15, 2012.

About Legg Mason
Legg Mason is a global asset management firm, with $643 billion in assets under management as of March 31, 2012. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and in the Company's quarterly reports on Form 10-Q.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Twelve Months Ended

	March	December	March	March	March
	2012	2011	2011	2012	2011
Operating Revenues:
Investment advisory fees:
Separate accounts	$187,152	$187,570	$204,267	$775,534	$815,633
Funds	362,748	351,598	392,084	1,491,325	1,486,615
Performance fees	14,822	6,079	19,790	49,499	96,661
Distribution and service fees	82,419	80,709	95,011	340,966	379,161
Other	1,450	1,022	2,278	5,250	6,247
Total operating revenues	648,591	626,978	713,430	2,662,574	2,784,317

Operating Expenses(1):
Compensation and benefits	297,266	254,402	298,899	1,109,671	1,140,305
Transition-related compensation	2,079	8,818	12,604	34,638	45,048
Total compensation and benefits	299,345	263,220	311,503	1,144,309	1,185,353
Distribution and servicing	160,317	148,275	174,893	649,739	712,839
Communications and technology	39,174	43,466	43,280	164,712	161,969
Occupancy	29,477	56,401	33,435	154,816	137,861
Amortization of intangible assets	3,623	4,869	5,660	19,574	22,913
Other	44,443	51,424	45,519	190,671	176,574
Total operating expenses	576,379	567,655	614,290	2,323,821	2,397,509

Operating Income	72,212	59,323	99,140	338,753	386,808

Other Non-Operating Income (Expense)
Interest income	2,867	2,577	3,052	11,481	9,246
Interest expense	(21,756)	(21,831)	(22,518)	(87,584)	(92,157)
Other income	53,941	255	14,892	22,097	59,596
Other non-operating income of
consolidated investment vehicles	2,729	7,424	8,060	18,336	1,704
Total other non-operating income (expense)	37,781	(11,575)	3,486	(35,670)	(21,611)

Income Before Income Tax Provision	109,993	47,748	102,626	303,083	365,197

Income tax provision	33,184	12,607	31,858	72,052	119,434

Net Income	76,809	35,141	70,768	231,031	245,763
Less: Net income (loss) attributable
to noncontrolling interests	740	7,009	1,731	10,214	(8,160)

Net Income Attributable to
Legg Mason, Inc.	$76,069	$28,132	$69,037	$220,817	$253,923

Net Income per share
Attributable to Legg Mason, Inc.
Common Shareholders:
Basic	$0.54	$0.20	$0.45	$1.54	$1.63

Diluted	$0.54	$0.20	$0.45	$1.54	$1.63

Weighted Average Number of Shares
Outstanding:
Basic	140,055	140,053	151,948	143,292	155,321
Diluted	140,090	140,082	152,089	143,349	155,484

(1) Operating expenses include transition costs related to streamlining our business model.
See Supplemental Data - Operating margin, as adjusted for additional details.

LEGG MASON, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME
TO NON-GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME EXCLUDING CONSOLIDATED INVESTMENT VEHICLES (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31, 2012			Quarter Ended December 31, 2011			Quarter Ended March 31, 2011

	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Consolidated Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Consolidated Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Consolidated Investment Vehicles

Operating Revenues:
Investment advisory fees	$564,722	$642	$565,364	$545,247	$730	$545,977	$616,141	$1,219	$617,360
Distribution and service fees	82,419	23	82,442	80,709	23	80,732	95,011	17	95,028
Other	1,450	(1)	1,449	1,022	—	1,022	2,278	—	2,278
Total operating revenues	648,591	664	649,255	626,978	753	627,731	713,430	1,236	714,666

Operating Expenses:
Compensation and benefits	299,345	—	299,345	263,220	—	263,220	311,503	—	311,503
Distribution and servicing	160,317	(18)	160,299	148,275	(17)	148,258	174,893	(59)	174,834
Other	116,717	(115)	116,602	156,160	(88)	156,072	127,894	(62)	127,832
Total operating expenses	576,379	(133)	576,246	567,655	(105)	567,550	614,290	(121)	614,169

Operating Income	72,212	797	73,009	59,323	858	60,181	99,140	1,357	100,497

Other Non-Operating Income (Expense)
Net interest expense	(18,889)	—	(18,889)	(19,254)	—	(19,254)	(19,466)	—	(19,466)
Other income (expense)	56,670	(1,431)	55,239	7,679	(7,782)	(103)	22,952	(3,015)	19,937
Other non-operating income (expense)	37,781	(1,431)	36,350	(11,575)	(7,782)	(19,357)	3,486	(3,015)	471

Income (Loss) Before Income Tax Provision	109,993	(634)	109,359	47,748	(6,924)	40,824	102,626	(1,658)	100,968

Income tax provision	33,184	—	33,184	12,607	—	12,607	31,858	—	31,858

Net Income (Loss)	76,809	(634)	76,175	35,141	(6,924)	28,217	70,768	(1,658)	69,110

Less: Net income (loss) attributable
to noncontrolling interests	740	(634)	106	7,009	(6,924)	85	1,731	(1,658)	73

Net Income Attributable to Legg Mason, Inc.	$76,069	$—	$76,069	$28,132	$—	$28,132	$69,037	$—	$69,037

Effective Income Tax Rate	30.2%			26.4%			31.0%

Effective Income Tax Rate Excluding
Consolidated Investment Vehicles			30.3%			30.9%			31.6%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

LEGG MASON, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME
TO NON-GAAP BASIS CONSOLIDATED STATEMENTS OF INCOME EXCLUDING CONSOLIDATED INVESTMENT VEHICLES (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Twelve Months Ended March 31, 2012			For the Twelve Months Ended March 31, 2011

	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Consolidated Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Consolidated Investment Vehicles

Operating Revenues:
Investment advisory fees	$2,316,358	$3,015	$2,319,373	$2,398,909	$4,042	$2,402,951
Distribution and service fees	340,966	80	341,046	379,161	91	379,252
Other	5,250	(1)	5,249	6,247	—	6,247
Total operating revenues	2,662,574	3,094	2,665,668	2,784,317	4,133	2,788,450

Operating Expenses:
Compensation and benefits	1,144,309	—	1,144,309	1,185,353	—	1,185,353
Distribution and servicing	649,739	(60)	649,679	712,839	(60)	712,779
Other	529,773	(548)	529,225	499,317	(511)	498,806
Total operating expenses	2,323,821	(608)	2,323,213	2,397,509	(571)	2,396,938

Operating Income	338,753	3,702	342,455	386,808	4,704	391,512

Other Non-Operating Income (Expense)
Net interest expense	(76,103)	—	(76,103)	(82,911)	—	(82,911)
Other income (expense)	40,433	(13,566)	26,867	61,300	3,680	64,980
Other non-operating income (expense)	(35,670)	(13,566)	(49,236)	(21,611)	3,680	(17,931)

Income (Loss) Before Income Tax Provision	303,083	(9,864)	293,219	365,197	8,384	373,581

Income tax provision	72,052	—	72,052	119,434	—	119,434

Net Income (Loss)	231,031	(9,864)	221,167	245,763	8,384	254,147

Less: Net income (loss) attributable
to noncontrolling interests	10,214	(9,864)	350	(8,160)	8,384	224

Net Income Attributable to Legg Mason, Inc.	$220,817	$—	$220,817	$253,923	$—	$253,923

Effective Income Tax Rate	23.8%			32.7%

Effective Income Tax Rate Excluding
Consolidated Investment Vehicles			24.6%			32.0%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Twelve Months Ended

	March	December	March	March	March
	2012	2011	2011	2012	2011

Net Income Attributable to Legg Mason, Inc.	$76,069	$28,132	$69,037	$220,817	$253,923

Plus (Less):
Amortization of intangible assets	3,623	4,869	5,660	19,574	22,913
Deferred income taxes on intangible assets:
Tax amortization benefit	33,876	33,961	33,542	135,830	134,602
UK tax rate adjustment	—	—	—	(18,268)	(8,878)
Imputed interest on convertible debt	10,054	9,793	9,439	39,077	36,688

Adjusted Income	$123,622	$76,755	$117,678	$397,030	$439,248

Net Income per Diluted Share Attributable
to Legg Mason, Inc. Common Shareholders	$0.54	0.20	$0.45	$1.54	$1.63

Plus (Less):
Amortization of intangible assets	0.03	0.04	0.04	0.14	0.15
Deferred income taxes on intangible assets:
Tax amortization benefit	0.24	0.24	0.22	0.95	0.87
UK tax rate adjustment	—	—	—	(0.13)	(0.06)
Imputed interest on convertible debt	0.07	0.07	0.06	0.27	0.24

Adjusted Income per Diluted Share	$0.88	0.55	$0.77	$2.77	$2.83

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED(1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended						For the Twelve Months Ended

	March		December		March		March		March
	2012		2011		2011		2012		2011

Operating Revenues, GAAP basis	$648,591		$626,978		$713,430		$2,662,574		$2,784,317

Plus (Less):
Operating revenues eliminated upon
consolidation of investment vehicles	664		753		1,236		3,094		4,133
Distribution and servicing expense excluding
consolidated investment vehicles	(160,299)		(148,258)		(174,834)		(649,679)		(712,779)

Operating Revenues, as Adjusted	$488,956		$479,473		$539,832		$2,015,989		$2,075,671

Operating Income, GAAP basis	$72,212		$59,323		$99,140		$338,753		$386,808

Plus (Less):
Gains (losses) on deferred compensation
and seed investments	28,744		1,674		10,208		13,809		36,274
Transition-related costs(2)	1,897		42,311		15,693		73,066		54,434
Operating income and expenses of
consolidated investment vehicles	797		858		1,357		3,702		4,704

Operating Income, as Adjusted	$103,650		$104,166		$126,398		$429,330		$482,220

Operating margin, GAAP basis	11.1%	%	9.5%	%	13.9%	%	12.7%	%	13.9%	%
Operating margin, as adjusted	21.2%		21.7%		23.4%		21.3%		23.2%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.
(2) Transition-related costs:
Compensation	$2,079		$8,818		$12,604		$34,638		$45,048
Communications and technology	(190)		3,911		2,649		8,404		3,943
Occupancy	(154)		28,080		213		28,351		4,622
Other	162		1,502		227		1,673		821
Total	$1,897		$42,311		$15,693		$73,066		$54,434

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management
	Quarters Ended
	March 2012	December 2011	September 2011	June 2011	March 2011
By asset class:
Equity	$163.4	$153.3	$144.9	$181.5	$189.6
Fixed Income	356.1	352.6	355.5	365.4	356.6
Long-Term Assets	519.5	505.9	500.4	546.9	546.2
Liquidity	123.8	121.1	111.4	115.6	131.4
Total	$643.3	$627.0	$611.8	$662.5	$677.6

	Quarters Ended					Twelve Months Ended
By asset class (average):	March 2012	December 2011	September 2011	June 2011	March 2011	March 2012	March 2011
Equity	$160.2	$153.4	$166.3	$187.5	$187.0	$168.4	$173.8
Fixed Income	356.1	353.9	364.7	363.1	354.7	359.8	361.6
Long-Term Assets	516.3	507.3	531.0	550.6	541.7	528.2	535.4
Liquidity	118.6	114.7	112.3	120.2	131.8	116.6	133.8
Total	$634.9	$622.0	$643.3	$670.8	$673.5	$644.8	$669.2

Component Changes in Assets Under Management
	Quarters Ended					Twelve Months Ended
	March 2012	December 2011	September 2011	June 2011	March 2011	March 2012	March 2011
Beginning of period	$627.0	$611.8	$662.5	$677.6	$671.8	$677.6	$684.5
Net client cash flows	(4.9)	(1.3)	(17.6)	(3.7)	(8.7)	(27.5)	(61.1)
Market performance and other	24.4	17.6	(32.9)	8.0	16.6	17.1	56.3
Acquisitions (Dispositions), net	(3.2)	(1.1)	(0.2)	(19.4)	(2.1)	(23.9)	(2.1)
End of period	$643.3	$627.0	$611.8	$662.5	$677.6	$643.3	$677.6

Note: Due to effects of rounding, the sum of the quarterly results may differ immaterially from the annual results.

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, “Adjusted Income”, and “Operating Margin, As Adjusted” that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Legg Mason, Inc. and its subsidiaries.

Consolidated Statements of Income, Excluding Consolidated Investment Vehicles
In accordance with financial accounting standards on consolidation, Legg Mason consolidates and separately identifies certain sponsored investment vehicles, the most significant of which is a collateralized loan obligation entity. In presenting our “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, we add back the investment advisory and distribution and servicing fees that are eliminated upon the consolidation of investment vehicles and exclude the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles.

We believe it is important to provide the Consolidated Statements of Income, Excluding Consolidated Investment Vehicles to present the underlying economic performance of our core asset management operations, which does not include the results of the investment funds that we manage but may not own all of the equity invested. By deconsolidating the consolidated investment vehicles from the Consolidated Statements of Income, the investment advisory and distribution fees earned by Legg Mason from consolidated investment vehicles are added back to reflect our actual revenues. Similarly, the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles are removed from the GAAP basis Consolidated Statements of Income since this activity does not actually belong to Legg Mason. The deconsolidation of the investment vehicles does not have any impact on Net Income Attributable to Legg Mason, Inc. in any period presented. The Consolidated Statements of Income, Excluding Consolidated Investment Vehicles are presented in addition to our GAAP basis Consolidated Statements of Income, but are not substitutes for the GAAP basis Consolidated Statements of Income and may not be comparable to Statements of Income presented on a non-GAAP basis of other companies.

Adjusted Income
We define “Adjusted Income” as Net Income Attributable to Legg Mason, Inc., plus amortization and deferred taxes related to intangible assets and goodwill, and imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any. We also adjust for other non-core items that are not reflective of our economic performance, such as the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets, and net money market fund support losses (gains).
We believe that Adjusted Income provides a useful representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued contingent convertible debt, made significant acquisitions, or engaged in money market fund support transactions. We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income Attributable to Legg Mason, Inc. determined under GAAP. This measure is provided in addition to Net Income Attributable to Legg Mason, Inc., but is not a substitute for Net Income Attributable to Legg Mason, Inc. and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or adjusted income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP. We consider Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of our operating results with the results of other asset management firms that have not issued contingent convertible debt, made significant acquisitions, or engaged in money market fund support transactions.

In calculating Adjusted Income, we add the impact of the amortization of intangible assets from acquisitions, such as management contracts, to Net Income Attributable to Legg Mason, Inc. to reflect the fact that these non-cash expenses distort comparisons of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to Net Income Attributable to Legg Mason, Inc. in the calculation of Adjusted Income.  However, because of our net operating loss carry forward, we will receive the benefit of the current tax amortization over time. Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and United Kingdom tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets, if applicable, that have been recognized under GAAP. We also add back imputed interest on contingent convertible debt, which is a non-cash expense, as well as the actual tax benefits on the related contingent convertible debt that are not realized under GAAP. We also add (subtract) other non-core items, such as net money market fund support losses (gains) (net of losses on the sale of the underlying structured investment vehicle securities, if applicable). These adjustments reflect that these items distort comparisons of Legg Mason's operating results to prior periods and the results of other asset management firms that have not engaged in money market fund support transactions or significant acquisitions, including any related impairments.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Also, realized losses on money market fund support transactions are reflective of changes in the operating performance and value of our firm. Accordingly, we monitor these items and their related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Operating Margin, As Adjusted
We calculate “Operating Margin, As Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, transition-related costs of streamlining our business model, income (loss) of consolidated investment vehicles and, impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “Operating Revenues, as Adjusted”.  The compensation items, other than transition-related costs, are removed from Operating Income in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  Transition-related costs and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. Operating Revenues, as Adjusted also includes our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, As Adjusted, is a useful measure of our performance because it provides a measure of our core business activities excluding items that have no impact on Net Income Attributable to Legg Mason, Inc. and because it indicates what Legg Mason's operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, transition-related costs, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net income Attributable to Legg Mason, Inc.  This measure is provided in addition to the Company's operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.